UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2018

First Keystone Corporation

(Exact name of Registrant as specified in its charter)

Pennsylvania	2-88927	23-2249083
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 West Front Street, Berwick, Pennsylvania	18603
(Address of principal executive offices)	(Zip Code)

    (570) 752-3671

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CURRENT REPORT ON FORM 8-K

ITEM 5.07	Submission of Matters to a Vote of Security Holders

On May 10, 2018, First Keystone Corporation (the “Corporation”) held its Annual Meeting of Shareholders. A total of 5,719,338 shares of the Corporation’s common stock were entitled to vote as of March 16, 2018, the record date for the Annual Meeting. There were 4,299,998 shares present in person or by proxy at the Annual Meeting, at which the shareholders were asked to vote on two (2) proposals. Set forth below are the matters acted upon by the shareholders at the Annual Meeting, and the final voting results of each such proposal.

Proposal No. 1 – Election of Class A Directors

The shareholders voted to elect three (3) Class A Directors to serve for a term of three (3) years and until their successor is elected and qualified. The results of the vote were as follows:

Name	For	Withheld	Broker Non-Votes
Michael L. Jezewski	2,940,204	291,408	1,068,386
William E. Rinehart	2,931,742	299,870	1,068,386
David R. Saracino	3,152,541	79,071	1,068,386

Proposal No. 2 – Ratification of the Selection of Independent Registered Public Accounting Firm for Fiscal Year 2018

The shareholders voted to ratify the selection of Baker Tilly Virchow Krause, LLP as the Corporation’s independent registered public accounting firm for the fiscal year 2018. The results of the vote were as follows:

For	Against	Abstaining	Broker Non-Votes
4,252,108	27,042	20,848	0

ITEM 7.01	Regulation FD Disclosure

On May 10, 2018, members of management gave presentations at the Annual Meeting. A copy of these slides and related material is included in this report as Exhibit 99.1 and is furnished herewith.

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description

99.1	Annual Meeting Presentation Slides
99.2	Press release dated May 11, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST KEYSTONE CORPORATION
(Registrant)

Dated: May 15, 2018	/s/ Elaine A. Woodland
Elaine A. Woodland
Interim President & Chief Executive Officer